                                                                    Exhibit 99.1

     ACME COMMUNICATIONS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2002 RESULTS

                  FOURTH QUARTER NET REVENUES INCREASE 38% AND

              NEGATIVE EBITDA IMPROVES 38% COMPARED TO 2001 LEVELS

SANTA ANA, Calif., February 14, 2003 -- ACME Communications, Inc. (NASDAQ:ACME), one of the nation's largest affiliate groups of The WB Television Network, today announced financial results for the fourth quarter ended December 31, 2002.

On December 30, 2002, the Company announced that it had reached agreements to sell its television stations in St. Louis (KPLR-TV) and Portland (KWBP-TV) to Tribune Company for $275 million in an all-cash transaction. The Company expects the sale of the stations to close by the end of March 2003. As a result of these transactions, "Discontinued Operations" accounting has been adopted in the financial statements for all periods presented in this press release and the results from operations of KPLR-TV and KWBP-TV, net of related income taxes, have been reclassified from income from continuing operations and reflected as income from discontinued operations.

FOURTH QUARTER 2002 RESULTS

ACME's net revenues for the fourth quarter increased 38% from the fourth quarter of 2001 to $10.3 million from $7.4 million in the fourth quarter of 2001, while station operating expenses increased 21% to $10.2 million from $8.5 million in the fourth quarter of 2001. The Company's negative broadcast cash flow (BCF) for the quarter was significantly reduced to $36,000 from $1.0 million in the fourth quarter of 2001 and negative EBITDA was reduced to $1.2 million from $2.0 million in the fourth quarter of 2001. The increased revenue, and reduced negative BCF and negative EBITDA levels for the fourth quarter reflect a combination of stronger advertising demand and ratings-driven increased market shares at our stations compared to the year earlier period.

Results for the fourth quarter of 2002 included operations from WBUW-TV, Madison, WI, from November 1, 2002. Excluding WBUW-TV, the Company's fourth quarter 2002 same station revenue increased 35% and same station operating expenses increased 17% on higher programming and sales related costs.

The Company's loss, before taxes, from continuing operations for the fourth quarter was reduced from $12.1 million in 2001 to $10.1 million in 2002 as a result of the narrowing of negative EBITDA and the reduction in amortization of intangibles (as a result of the adoption of SFAS No. 142), partially offset by increased interest expense. The Company's tax expense during the fourth quarter was $708,000 resulting primarily from the impact of the adoption of SFAS No. 142 compared to a deferred tax benefit of $3.7 million in the fourth quarter of 2001.

The Company's income from discontinued operations for the fourth quarter was $2.2 million compared to $371,000 for the fourth quarter of 2001. This increased income relates primarily to the reduction in amortization of intangibles (as a result of the adoption of SFAS No. 142) and increased broadcast flow, net of expenses related to the sale of these stations incurred in the fourth quarter.

The Company's resulting net loss for the fourth quarter of 2002 was $7.2 million compared to a net loss of $8.0 million in the fourth quarter of 2001.

FULL-YEAR RESULTS

For the twelve-month period ended December 31, 2002, ACME's net revenues increased 30% to $36.0 million compared to $27.8 million for calendar 2001, and station operating expenses increased 20% to $36.9 million compared to $30.8 million in calendar 2001. Negative broadcast cash flow for the twelve-month period ended December 31, 2002 improved to $1.3 million compared to $3.4 million in calendar 2001, and similarly, negative EBITDA improved to $5.3 million from $7.2 million in calendar 2001.

On a same station basis, excluding the results of WBUW-TV, the Company's full-year 2002 same station revenue increased 29% and same station operating expenses increased 19%. Our same station revenue increases reflect stronger advertising demand in our markets and higher viewing shares at virtually all of our stations, while the increase in station expenses primarily reflects higher programming costs due to syndicated programming additions and the September 2002 launch of "The Daily Buzz" morning news show along with increases in our sales related costs.

Our loss from continuing operations, before taxes, for the twelve-month period ended December 31, 2002 was $40.1 million compared to $44.7 million for the corresponding twelve-month period of 2001 on lower negative EBITDA, reduced amortization expense relating to the implementation of SFAS No. 142 as of January 1, 2002, net of increased interest expense. Tax expense for 2002 was $24.3 million compared to a benefit of $14.3 million for calendar 2001. The tax expense for 2002 relates primarily to the impact of the adoption of SFAS No. 142 on January 1, 2002 as compared to a tax benefit recorded in 2001.

The Company's income from discontinued operations for the twelve months ended December 31, 2002 was $8.4 million compared to $2.5 million for calendar 2001. This increased income relates primarily to a reduction in amortization of intangibles (as a result of the adoption of SFAS No. 142), net of a reduction in the related tax benefit. Broadcast cash flow from discontinued operations was $17.1 million for both calendar 2002 and 2001.

The Company's resulting net loss for calendar 2002 was $56.0 million compared to a net loss of $27.8 million in calendar 2001.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "We are very pleased with our top-line performance, especially given the fact that we did not benefit directly from any political spending during the quarter. Given the 42% increase in 5 p.m. - midnight ratings among adults aged 18-49 that our continuing stations delivered in last November's sweeps and the continued gains in our metered markets thus far in the February sweeps, we remain confident that our developing group of stations will increase our share of the broadcast revenues in the markets in which we operate. While there remains short-term uncertainty due to the possibility of conflict with Iraq and the potential consequences to the nation's economy and advertising demand, we believe we will be able to generate market-leading growth in both revenues and broadcast cash flow over the coming year."

FIRST QUARTER 2003 OUTLOOK

Although the aforementioned uncertainties make it difficult to predict underlying advertiser demand in the coming months and quarters, we believe that economic conditions and related advertising demand in our markets during the first quarter of 2003 will show modest growth compared to the first quarter of 2002. However, due to ACME's continued ratings and market share gains, we expect to considerably outperform our markets. Including the results of our latest acquisition, WBUW-TV, we currently expect first quarter 2003 net revenue to finish 30-35% (28-32% on a same station basis) above first quarter 2002 net revenue. We expect our first quarter station operating expenses to increase 22-24% (18-20% on a same station basis) over the prior year comparable quarter, resulting in a narrowing of the $1.0 million negative broadcast cash flow generated in the first quarter of 2002.

FOURTH QUARTER 2002 CONFERENCE CALL

Senior management of the Company will host a conference call to discuss its fourth quarter results today at 10:00 a.m. Eastern Time. To access the conference call, please dial (973) 582-2706 ten minutes prior to the start time. The conference call will also be available via live webcast on the Company's website, www.acmecommunications.com. If you cannot listen to the conference call at its scheduled time, there will be a replay available through Friday, February 21, 2003, which can be accessed by dialing (877) 519-4471 (U.S.), (973) 341-3080
(Int'l), passcode 3715010. The webcast will also be archived on the Company's website for two weeks.

ABOUT ACME COMMUNICATIONS

Following the sale of KPLR and KWBP, ACME Communications, Inc. will own and operate nine television stations serving markets covering 3.7% of the nation's television households, making the Company the fourth largest affiliate group of The WB Television Network. In addition to KPLR and KWBP, the Company's stations are: KUWB-TV, Salt Lake City, UT; KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WTVK-TV, Ft. Myers-Naples, FL; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "outlook", "should", "believe", "will", "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the inability to close the sale of our St. Louis and Portland stations, the inability to secure Federal Communications Commission approval for construction permits, the possibility of borrowing limitations under our credit facilities, the inability to make interest payments on the Company's long-term debt, potential pre-emptions of regular programming for national news events and the other risk factors set forth in the Company's 2001 Form 10-K filed with the SEC on April 1, 2002. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

For more information, please contact either:

Tom Allen
Executive Vice President and Chief Financial Officer
ACME Communications, Inc.
714/245-9499


or


Chris Plunkett or Todd St. Onge
Brainerd Communicators, Inc.
212/986-6667

                          ACME COMMUNICATIONS, INC. AND
                                  SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                            FOR THE THREE MONTHS ENDED              FOR THE YEAR ENDED
                                                   DECEMBER 31,                        DECEMBER 31,
                                          ------------------------------      ------------------------------
                                              2002              2001              2002              2001
                                          ------------      ------------      ------------      ------------
Net revenues                              $     10,263      $      7,445      $     36,006      $     27,793

Operating expenses:
Station operating expenses                      10,188             8,450            36,936            30,846
Depreciation and amortization                    1,017             2,810             3,981             9,730
Corporate expenses                               1,174               922             3,984             3,769
Equity-based compensation                           66                83               267               335
LMA fees                                           (29)                0                45                 0
                                          ------------      ------------      ------------      ------------
Operating loss                                  (2,153)           (4,820)           (9,207)          (16,887)

Other income (expenses):
Interest income                                     19                90               125               921
Interest expense                                (7,973)           (7,318)          (30,859)          (28,625)
Other expense                                      (38)              (16)             (153)              (73)
                                          ------------      ------------      ------------      ------------
Loss before income taxes                       (10,145)          (12,064)          (40,094)          (44,664)
Income tax benefit (expense)                       708             3,719           (24,277)           14,307
                                          ------------      ------------      ------------      ------------
Loss from continuing operations                 (9,437)           (8,344)          (64,370)          (30,356)
Income from discontinued operations,
net of taxes                                     2,201               371             8,394             2,507
                                          ------------      ------------      ------------      ------------
Net loss                                  $     (7,236)     $     (7,973)     $    (55,976)     $    (27,849)
                                          ============      ============      ============      ============

Income (loss) per share:
Continuing operations                     $      (0.56)     $      (0.50)     $      (3.84)     $      (1.81)
Discontinued operations                           0.13              0.02              0.50              0.15
                                          ------------      ------------      ------------      ------------
Net loss per share, basic and diluted     $      (0.43)     $      (0.48)     $      (3.34)     $      (1.66)
                                          ============      ============      ============      ============

Basic and Diluted weighted average
common shares outstanding                   16,750,000        16,750,000        16,750,000        16,750,000
                                          ============      ============      ============      ============


TRANSITIONAL DISCLOSURES REQUIRED BY THE ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARD NO. 142:

                                                 FOR THE THREE MONTHS ENDED         FOR THE YEAR ENDED
(IN THOUSANDS, EXCEPT PER SHARE DATA)                    DECEMBER 31,                  DECEMBER 31,
                                                 --------------------------     --------------------------
                                                     2002           2001           2002            2001
                                                 -----------     ----------     ----------      ----------
                                                         (UNAUDITED)                   (UNAUDITED)
Reported net loss                                 $   (7,236)    $   (7,973)    $  (55,976)     $  (27,849)
Add back:
Goodwill amortization                                   --            1,597           --             6,388
Broadcast licenses amortization                         --            2,513           --            10,036
Income tax expense                                      --             (961)          --            (3,836)
                                                  ----------     ----------     ----------      ----------
Adjusted net loss                                 $   (7,236)    $   (4,824)    $  (55,976)     $  (15,261)
                                                  ==========     ==========     ==========      ==========

Basic and Diluted loss per share:
Add back:
Reported net loss                                 $    (0.43)    $    (0.48)    $    (3.34)     $    (1.66)
Add back:
Goodwill amortization                                   --             0.10           --              0.38
Broadcast licenses amortization                         --             0.15           --              0.60
Income tax expense                                      --            (0.06)          --             (0.23)
                                                  ----------     ----------     ----------      ----------
Adjusted net loss                                 $    (0.43)    $    (0.29)    $    (3.34)     $    (0.91)
                                                  ==========     ==========     ==========      ==========

                                              THREE MONTHS ENDED DECEMBER 31,              YEAR ENDED DECEMBER 31,
                                              -------------------------------            --------------------------
                                                 2002                  2001                2002              2001
                                              ---------              --------            --------          --------
BROADCAST CASH FLOW AND EBITDA (1):                       (UNAUDITED)                            (UNAUDITED)
Operating loss                                 $ (2,153)             $ (4,820)           $ (9,207)         $(16,887)
Add back:
Equity-based compensation                            66                    83                 267               335
Depreciation and amortization                     1,017                 2,810               3,981             9,730
LMA fees                                            (29)                   --                  45                --
Amortization of program rights                    2,504                 2,226               9,109             7,529
Corporate expenses                                1,174                   922               3,984             3,769
Adjusted program payments (1)                    (2,615)               (2,259)             (9,459)           (7,882)
                                               --------              --------            --------          --------
Broadcast cash flow                                 (36)               (1,038)             (1,280)           (3,406)
Less:
Corporate expenses                                1,174                   922               3,984             3,769
                                               --------              --------            --------          --------
EBITDA                                         $ (1,210)             $ (1,960)           $ (5,264)         $ (7,175)

Broadcast cash flow margin (1)                    -0.3%                -13.9%               -3.6%            -12.3%
EBITDA margin (1)                                -11.8%                -26.3%              -14.6%            -25.8%

BALANCE SHEET DATA:                                                                    DECEMBER 31,      DECEMBER 31,
                                                                                           2002              2001
                                                                                       ------------      ------------
Cash (2)                                                                                 $  1,860          $ 17,275
Total debt (3)                                                                           $275,001          $250,150
Total debt, net of cash and restricted cash                                              $270,231          $231,134

(1)   We define

      - broadcast cash flow as operating income, plus equity-based compensation, depreciation and amortization, LMA fees, amortization of program rights, and corporate expenses, less program payments -- the latter as adjusted to reflect reductions for liabilities relating to expired rights or rights which have been written-off in connection with acquisitions;

      -     EBITDA as broadcast cash flow less corporate expenses;

      - broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

      -     EBITDA margin is EBITDA as a percentage of net revenues.

      We have included broadcast cash flow, broadcast cash flow margin, EBITDA and EBITDA margin data because management believes that these measures are useful to an investor to evaluate our ability to service debt and to assess the earning ability of our stations' operations. However, you should not consider these items in isolation or as substitutes for net income, cash flows from operating activities or other statement of operations or cash flows data prepared in accordance with generally accepted accounting principles. These measures are not necessarily comparable to similarly titled measures employed by other companies.

(2) Cash excludes cash restricted as collateral under capital lease facilities of $2.9 million and $1.7 million at December 31, 2002 and December 31, 2001, respectively.

(3) Total debt includes the Company's 10 7/8% Senior Discount Notes, 12% Senior Secured Notes, notes payable under its revolving credit facility and its capital lease obligations.

                   ACME COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           FOR THE THREE MONTHS ENDED
                                                ------------------------------------------------
                                                  MARCH 31,         JUNE 30,        SEPTEMBER 30,
                                                    2002              2002              2002
                                                ------------      ------------      ------------
Net revenues                                    $      7,487      $      9,240      $      9,017

Operating expenses:
Station operating expenses                             8,373             9,222             9,154
Depreciation and amortization                            963             1,002               999
Corporate expenses                                       898             1,028               884
Equity-based compensation                                 66                67                66
LMA fees                                                  --                 4                70
                                                ------------      ------------      ------------
Operating loss                                        (2,813)           (2,083)           (2,156)

Other income (expenses):
Interest income                                           71                 8                27
Interest expense                                      (7,586)           (7,578)           (7,723)
Other expense                                            (16)              (68)              (31)
                                                ------------      ------------      ------------
Loss before income taxes                             (10,345)           (9,721)           (9,883)
Income tax benefit (expense)                         (28,188)              909             2,294
                                                ------------      ------------      ------------
Loss from continuing operations                      (38,532)           (8,812)           (7,589)
Income from discontinued
operations, net of taxes                               1,574             2,450             2,169
                                                ------------      ------------      ------------
Net loss                                        $    (36,958)     $     (6,362)     $     (5,420)
                                                ============      ============      ============

Income (loss) per share:
Continuing operations                           $      (2.30)     $      (0.53)     $      (0.45)
Discontinued operations                                 0.09              0.15              0.13
                                                ------------      ------------      ------------
Net loss per share, basic and                   $      (2.21)     $      (0.38)     $      (0.32)
                                                ============      ============      ============
diluted

Basic and diluted weighted average
common shares outstanding                         16,750,000        16,750,000        16,750,000
                                                ============      ============      ============

TRANSITIONAL DISCLOSURES REQUIRED BY THE ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARD NO. 142:

(IN THOUSANDS, EXCEPT PER SHARE DATA)                    FOR THE THREE MONTHS ENDED
                                                  -------------------------------------------
                                                   MARCH 31,       JUNE 30,     SEPTEMBER 30,
                                                     2002            2002           2002
                                                  ----------      ----------    -------------
                                                  (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
Reported net loss from continuing                 $  (36,958)     $   (6,362)    $   (5,420)
operations
Add back:
Goodwill amortization                                   --              --             --
Broadcast licenses amortization                         --              --             --
Income tax expense                                      --              --             --
                                                  ----------      ----------     ----------
Adjusted net loss from continuing
operations                                        $  (36,958)     $   (6,362)    $   (5,420)
                                                  ==========      ==========     ==========

Basic and Diluted loss per share                  $    (2.21)     $    (0.38)    $    (0.32)
from continuing operations:
Add back:
Reported net loss                                       --              --             --
Goodwill amortization                                   --              --             --
Broadcast licenses amortization                         --              --             --
Income tax expense                                      --              --             --
                                                  ----------      ----------     ----------
Adjusted net loss                                 $    (2.21)     $    (0.38)    $    (0.32)
                                                  ==========      ==========     ==========

                                                    FOR THE THREE MONTHS ENDED
                                          -----------------------------------------------
                                           MARCH 31,         JUNE 30,         SEPTEMBER 30,
BROADCAST CASH FLOW AND EBITDA:               2002              2002              2002
                                          ----------        -----------       -----------
                                          (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
Operating loss                              $(2,813)          $(2,083)          $(2,156)
Add back:
Equity-based compensation                        66                67                66
Depreciation and amortization                   963             1,002               999
LMA fees                                         --                 4                70
Amortization of program rights                2,146             2,152             2,307
Corporate expenses                              898             1,028               884
Adjusted program payments                    (2,265)           (2,230)           (2,349)
                                            -------           -------           -------
Broadcast cash flow                          (1,005)              (60)             (179)
Less:
Corporate expenses                              898             1,028               884
                                            -------           -------           -------
EBITDA                                      $(1,903)          $(1,088)          $(1,063)

Broadcast cash flow margin                   -13.4%             -0.6%             -2.0%
EBITDA margin                                -25.4%            -11.8%            -11.8%

                   ACME COMMUNICATIONS, INC. AND SUBSIDIARIES
                       STATEMENTS OF CONTINUING OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                 FOR THE THREE MONTHS ENDED
                                       ------------------------------------------------
                                         MARCH 31,         JUNE 30,       SEPTEMBER 30,
                                           2001              2001              2001
                                       ------------      ------------     -------------
Net revenues                           $      6,440      $      7,154      $      6,754

Operating expenses:
Station operating expenses                    7,308             7,968             7,120
Depreciation and amortization                 2,299             2,290             2,332
Corporate expenses                              965             1,046               836
Equity-based compensation                        83                84                83
LMA fees                                       --                --                --
                                       ------------      ------------      ------------
Operating loss                               (4,215)           (4,234)           (3,617)

Other income (expenses):
Interest income                                 387               241               203


Interest expense                             (7,002)           (7,154)           (7,151)
Other expense                                   (15)              (24)              (18)
                                       ------------      ------------      ------------
Loss before income taxes                    (10,846)          (11,171)          (10,583)
Income tax benefit                            3,558             3,610             3,420
                                       ------------      ------------      ------------

Loss from continuing operations              (7,287)           (7,561)           (7,163)
Income from discontinued
operations, net of taxes                        395             1,310               430
                                       ------------      ------------      ------------

Net loss                               $     (6,892)     $     (6,251)     $     (6,733)
                                       ============      ============      ============


Income (loss) per share
Continuing operations                  $      (0.44)     $      (0.45)     $      (0.43)
Discontinued operations                        0.03              0.08              0.03
                                       ------------      ------------      ------------
Net loss per share, basic and
diluted                                $      (0.41)     $      (0.37)     $      (0.40)
                                       ============      ============      ============

Basic and Diluted weighted average
common shares outstanding                16,750,000        16,750,000        16,750,000
                                       ============      ============      ============


TRANSITIONAL DISCLOSURES REQUIRED BY THE ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARD NO. 142:

                                                        FOR THE THREE MONTHS ENDED
                                               -----------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)          MARCH 31,          JUNE 30,       SEPTEMBER 30,
                                                  2001              2001              2001
                                               ---------         ---------       -------------
                                              (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
Reported net loss                              $  (6,892)        $  (6,251)        $  (6,733)
Add back:
Goodwill amortization                              1,598             1,616             1,577

Broadcast licenses amortization                    2,504             2,490             2,529
Income tax expense                                (1,011)             (898)             (966)
                                               ---------         ---------         ---------
Adjusted net loss                              $  (3,801)        $  (3,043)        $  (3,593)
                                               =========         =========         =========


Basic and diluted loss per share:
Reported net loss                              $   (0.41)        $   (0.37)        $   (0.40)
Add back:
Goodwill amortization                               0.09              0.10              0.09
Broadcast licenses amortization                     0.15              0.15              0.15
Income tax expense                                 (0.06)            (0.06)            (0.05)
                                               ---------         ---------         ---------
Adjusted net loss per share from
continuing operations                          $   (0.23)        $   (0.18)        $   (0.21)
                                               =========         =========         =========

                                                  FOR THE THREE MONTHS ENDED
                                       --------------------------------------------------
                                        MARCH 31,           JUNE 30,        SEPTEMBER 30,
BROADCAST CASH FLOW AND EBITDA:            2001               2001               2001
                                       -----------        -----------       -------------
                                       (UNAUDITED)        (UNAUDITED)        (UNAUDITED)
Operating loss                           $(4,215)           $(4,234)           $(3,617)
Add back:
Equity-based compensation                     83                 84                 83
Depreciation and amortization              2,299              2,290              2,332
LMA fees                                      --                 --                 --
Amortization of program rights             1,776              1,909              1,618
Corporate expenses                           965              1,046                836
Adjusted program payments                 (1,828)            (1,976)            (1,819)
                                         -------            -------            -------
Broadcast cash flow                         (920)              (881)              (567)
Less:
Corporate expenses                           965              1,046                836
                                         -------            -------            -------
EBITDA                                   $(1,885)           $(1,927)           $(1,403)

Broadcast cash flow margin                -14.3%             -12.3%              -8.4%
EBITDA margin                             -29.3%             -26.9%             -20.8%
